Exhibit 10.1

                                 Trust Agreement


This Agreement entered into this 19th day of October, 2004.

Between

         Beijing Beike Machinery Electronic Materials Hightech Corporation, a body corporate duly organized and validly existing under the laws of the People's Republic of China
         [CHINESE LANGUAGE OMITTED]
         Address:  No. 30 Xueyuan Road, Haidian District, Beijing, China
         ("BK Machinery")

And

         University of Science & Technology of Beijing, duly organized and validly existing under the laws of the People's Republic of China [CHINESE LANGUAGE OMITTED]
         Address:  No. 30 Xueyuan Road, Haidian District, Beijing, China
         ("USTB")

And

         Drucker, Inc., a Delaware corporation whose common stocks are quoted on OTCBB, NASD
         Address: 916-925 West Georgia Street, Vancouver, BC, Canada
         ("Drucker")

The Parties hereto have agreed to and entered into this Trust Agreement for the implementation of the Acquisition Agreement executed amongst BK Machinery, Speed One Investment Limited as the first part and Drucker, Inc. as the second part on June 15, 2003 (the "Acquisition Agreement").

1. Drucker hereby appoints and entrusts BK Machinery, and BK Machinery agrees and undertakes to hold, maintain and perfect the legal title of all the 25% shares in Beijing Beike-Masic Automation Engineering Technology Company Ltd. ("BK") (referred to as "BKM Shares") in trust as trustee for Drucker and in recognition of the beneficial and equitable right and interest of Drucker as more specifically set forth in the Acquisition Agreement, until the completion of the transaction under the Acquisition Agreement (the "Completion Date").

2. The Parties shall act in good faith and cooperate with each other to ensure that the transaction pursuant to the Acquisition Agreement is completed and closed in accordance with the provisions of the Acquisition Agreement in timely fashion. The Parties agree and acknowledge to each other that this Agreement shall apply to any and


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         all power, right, privilege and entitlement including without limitation to voting and receipt of dividends arising from or in connection with BKM Shares, which shall be free from any charge, lien, mortgage or other security interest.

3. This Trustee Agreement in made in English and may be executed by various counterparts and facsimile transmission, provided all counterparts shall constitute an entire agreement.

4. This Agreement shall be governed by the law of the State of New York to the exclusion of the conflict of law rules.

Done at Vancouver on the above referenced date.


BEIJING BEIKE MACHINERY ELECTRONIC MATERIAL HIGHTECH CORPORATION (BK MACHINERY)


For and on behalf of           )
                               )        c/s
/s/ Liu Wei Zhang              )
-------------------------------
    Liu Wei Zhang


UNIVERSITY OF SCIENCE & TECHNOLOGY OF BEIJING (USTB)


For and on behalf of           )
                               )        c/s
/s/ Xie Hui                    )
-------------------------------
    Xie Hui



DRUCKER, INC. (DRUCKER)


For and on behalf of           )
                               )        c/s
/s/ Ronald Xie                 )
-------------------------------
    Ronald Xie


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